Exhibit 10.12

EXTENSION AND AMENDMENT AGREEMENT

Effective July 1, 2009 (the "Effective Date") by and between Viral Genetics, Inc., a Delaware corporation (the "Company"), and M. Karen Newell, PhD, an individual residing in the city of Colorado Springs, CO ("Consultant").

WHEREAS Company and Consultant are party to a Consulting Agreement dated July 1, 2007 (the "Original Agreement") and wish to extend and amend it subject to certain terms and conditions.

NOW, THEREFORE, for good and lawful consideration and of the mutual covenants contained herein and the mutual benefits to be derived hereunder, the parties agree as follows:

1.	The Term of the Original Agreement is hereby extended until December 31, 2015.
2.	The monthly Fee due under Section 6 (a) is hereby increased to five thousand dollars ($5,000) per month.
3.	All other terms and conditions of the Original Agreement and all exhibits and schedules therein shall continue in full force and effect.

AGREED and entered into as of the date affixed hereof.

COMPANY:
VIRAL GENETICS, INC.
By
Duly Authorized Officer

CONSULTANT:
/s/ K. Karen Rogers-Newell, PhD
K. Karen Rogers-Newell, PhD